UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 4, 2012, MRV Communications, Inc. (the “Company”) previously announced a special dividend of $0.07 per share to holders of the Company’s Common Stock payable on December 21, 2012 to stockholders of record as of December 14, 2012. To address the impact the special dividend may have on stock options held by optionees, the Board of Directors of the Company approved cash payments to optionees in the aggregate amount of $34,170. Holders of restricted stock received a dividend payment pro rata with the Company’s stockholders.  The payments to optionees were made using Black-Scholes calculations, and were approved by the Board of Directors on December 21, 2012. Certain named executive officers of the Company who have options and restricted stock will receive payments in the next available payroll period along with other optionees. Barry Gorsun, Chief Executive Officer of the Company, will receive $1,559 related to his stock options, and $2,536 for his shares of restricted stock for an aggregate amount of $4,095, and Jennifer Hankes Painter, the Company’s VP, General Counsel, will receive $6,107 related to her stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 27, 2012

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen Garcia
Stephen Garcia
Chief Financial Officer